CONCORD COMMUNICATIONS, INC.

1997 STOCK PLAN

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT made this 9th day of March, 2005, by and between CONCORD COMMUNICATIONS, INC. a corporation organized under the laws of the Commonwealth of Massachusetts (the “Company”), and the individual identified below, residing at the address there set out (the “Grantee”).

W I T N E S S E T H  T H A T:

WHEREAS, Grantee’s association with the Company or Related Corporation is considered by the Company to be important for the growth of it and the Related Corporations; and

WHEREAS, the company desires to grant to grantee shares of the company’s Common Stock (the “Common Stock”) pursuant to the Company’s 1997 Stock Plan (the “Plan”) according to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.                                      Issuance of Common Stock

1.1.       The Company hereby agrees to grants to Grantee an aggregate of Seventy Thousand (70,000) shares of Common Stock in consideration of his or her performance of future services and on the terms and conditions of this Agreement and all other applicable terms and conditions of the Plan.  For purposes of this Agreement, “Acquired Shares” means all of such shares, together with any shares of stock or other securities issued in respect of or in replacement for the shares of Common Stock described in the preceding sentence as a result of a corporate or other action such as a stock dividend, stock split, merger, consolidation, reorganization, or recapitalization.

1.2.       Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Grantee, the Company shall issue in the name of Grantee duly executed certificates evidencing the Acquired Shares endorsed with the legend set forth in Section 7.3 below.  Certificates evidencing Acquired Shares shall be held in escrow by the Company as hereinafter provided.

2.                                      Vesting and Forfeiture of Acquired Shares

2.1.       As of the date of this Agreement, all of the Acquired Shares shall be subject to the risk of forfeiture in accordance with Section 2.2 (the Acquired Shares, while and to the extent so subject to the risk of forfeiture pursuant to Section 2.2, being hereafter referred to as

“Restricted Shares”).  Restricted Shares shall vest and no longer be subject to the risk of forfeiture under Section 2.2 in accordance with the provisions of Schedule A attached hereto.  Restricted Shares which have vested in accordance with the provisions of Schedule A attached are herein referred to as “Vested Shares”.  Unless otherwise expressly provided on such Schedule A, no Restricted Shares shall become Vested Shares following the date (the Grantee’s “Termination Date”), reasonably fixed and determined by the Committee, of the voluntary or involuntary termination of the Grantee’s employment or other association with all of the Company and its Related Corporations, for any or no reason whatsoever, including death or disability and an entity ceasing to be a Related Corporation; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the Grantee’s reemployment rights, if any, are guaranteed by statute or by contract.

2.2.       As of the Grantee’s Termination Date, all of the then Restricted Shares shall be forfeited by the Grantee or any Permitted Transferee (as defined in Section 3.1 below). As of the Grantee’s Termination Date, and without requirement of notice or other action, the Company shall become the legal and beneficial owner of the then Restricted Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name such Restricted Shares for no consideration whatsoever.

3.                                      Restriction on Transfer

3.1.       Subject to the remaining provisions of this Section and except for the escrow described in Section 4, none of the Restricted Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii), to any other person on (but only upon) death by will, bequest or operation of law (each, a “Permitted Transferee”).

3.2.       All Permitted Transferees of Restricted Shares or any interest therein shall be required as a condition of such transfer to agree in writing, in form satisfactory to the Company, that they shall receive and hold such Shares or interest subject to the provisions of this Agreement, including, without limitation, the forfeiture provisions of Section 3.  Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Restricted Shares other than in accordance with this Section shall be void.  The Company shall not be required (i) to transfer on its books any Restricted Shares sold, transferred or otherwise disposed of in violation of this Section or (ii) to treat as owner of any Restricted Shares, or to pay dividends in respect of Restricted Shares to, any person purporting to have acquired Restricted Shares or any beneficial interest therein unless such Restricted Shares or interest were acquired in compliance with the provisions of this Section.

4.                                      Escrow of Shares

4.1.       Each Restricted Share granted pursuant to this Agreement shall be held in escrow by the Company, as escrow holder (“Escrow Holder”), together with a stock power executed in blank by the Grantee, until it shall either (a) be forfeited to the Company at the

Grantee’s Termination Date in accordance with Section 2.2 or (b) have become a Vested Share and the Grantee shall have satisfied the requirements of Section 5.1 (relating to tax withholdings) with respect to any taxable income attributable to such Share.

4.2.       Upon the forfeiture of any Restricted Shares to the Company in accordance with Section 2.2, the Company shall have the right, as Escrow Holder, to take all steps necessary to accomplish the transfer of such Share to it, including but not limited to presentment of certificates representing the Restricted Shares, together with a stock power executed by or in the name of the Grantee appropriately completed by the Escrow Holder, to the Company’s transfer agent with irrevocable instructions to register transfer of such Shares into the name of the Company.  The Grantee hereby appoints the Company, in its capacity as Escrow Holder, as his or her irrevocable attorney-in-fact to execute in his or her name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the Shares.

4.3.       When any portion of the Restricted Shares have become Vested Shares, upon Grantee’s request the Company, as Escrow Holder, shall promptly cause a new certificate to be issued for such Shares and shall deliver such certificate to Grantee subject, however, to the Grantee’s satisfaction of the requirements of Section 5.1 (relating to tax withholdings).

4.4.       Subject to the terms hereof, Grantee shall have all the rights of a stockholder with respect to the Acquired Shares while they are held in escrow, including without limitation, the right to receive any dividends declared thereon.  If, from time to time during the term of the escrow, there occurs any corporate or other action giving rise to substituted or additional securities by reason of ownership of the Shares such substituted or additional securities, with the legend required by Section 7.3 if applicable, shall be immediately subject to this escrow and deposited with the Escrow Holder.

5.                                      Tax Consequences

5.1.          It is understood by the Company and Grantee that the issuance of the Acquired Shares hereunder may be deemed compensatory in purpose and in effect and that as a result the Company or a Related Corporation may be obligated to pay withholding taxes in respect of such Acquired Shares at the time Grantee becomes subject to income taxation as a result of the receipt or vesting of the Acquired Shares hereunder.  In the event that at the time the above-said withholding tax obligations arise (i) Grantee is no longer in the employ of the Company or a Related Corporation or (ii) Grantee’s other cash compensation from the Company and its Related Corporations is not sufficient to meet the aforesaid withholding tax obligation, Grantee hereby agrees to provide the Company or its Related Corporation with an amount sufficient to pay all withholding taxes required to be paid as and when such taxes become payable (which amount in the sole discretion of the Company and subject to any applicable requirements of the Plan, may be provided in the form of shares of Common Stock, including Vested Shares then held by the Escrow Holder).  Grantee agrees to pay such amount on or before the later of the date the withholding tax obligation arises, or the Company’s next subsequent payroll date.  Grantee agrees that in the event and to the extent the Company and its Related Corporations determine that they are not obligated to withhold taxes payable by Grantee with respect to Acquired Shares but the Company or a Related Corporation is later held liable due to any non-payment of taxes on the part of Grantee, the Grantee shall indemnify and hold the Company and its Related Corporations harmless from the amount of any payment made by them in respect of such liability.

5.2.       Grantee hereby agrees to deliver to the Company (and his or her employing Related Corporation, if applicable) a signed copy of any instrument, letter or other document he or she may execute and file with the Internal Revenue Service evidencing his or her election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat his or her receipt of the Acquired Shares as includible in his or her gross income in the year of receipt.  Grantee shall deliver said copy of any such instrument of election within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder.

6.                                      Compliance with Law

6.1.       Grantee represents and warrants, and each Permitted Transferee shall, as a condition of transfer, represent and warrant, that he or she is acquiring the Acquired Shares of his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Acquired Shares.

6.2.       Grantee acknowledges and agrees, and each Permitted Transferee shall, as a condition of transfer, acknowledge and agree, that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Acquired Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

7.                                      General Provisions

7.1.       This Agreement shall be governed and enforced in accordance with the terms of the Plan and the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

7.2.       This Agreement and the applicable terms of the Plan embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way and may only be modified or amended in writing signed by the Company and the Grantee.

7.3.       The certificates representing the Restricted Shares shall be endorsed with the following legend:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions (including, without limitation, the potential forfeiture of the same) of the 1997 Stock Plan and a Restricted Stock Grant Agreement entered into by the registered owner and Concord Communications, Inc.  Copies of such Plan and Agreement are on file in the offices of Concord Communications, Inc.

7.4.       The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party’s heirs, legal representatives, successors and permitted assigns.  The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Grantee or any other person.  The rights and obligations of any person other than the Company under this Agreement may only be assigned with the prior written consent of the Company.

7.5.       No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder.  Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

7.6.       If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

7.7.       The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

7.8.       Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

7.9.       Any dispute, controversy, or claim arising out of, or in connection with, or relating to the performance of this Agreement or its termination, shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then in effect of the American Arbitration Association.  Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

7.10.     Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of his or her employment or other association with the Company or any Related Corporation, or interfere in any way with the right of the Company and its Related Corporations, subject to the terms of Grantee’s separate employment or consulting agreement, if any, or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of Grantee’s employment or association with the Company or a Related Corporation.

7.11.     This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

7.12.     All capitalized terms used but not defined herein shall have the respective meaning given such terms in the Plan.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the month, day and year first set forth above.

CONCORD COMMUNICATIONS, INC.		GRANTEE

By:	/s/ John A. Blaeser	/s/ Michael Fabiaschi

Title:President		Grantee’s Name & Address:

Michael Fabiaschi
273 Corporate Drive
Portsmouth, NH 03801

Michael Fabiaschi	Schedule A
(Grantee Name)
March 9, 2005
(Date of Agreement)
70,000
(Number of Acquired Shares)

This Schedule A provides for the vesting of the Acquired Shares granted the Grantee in the Restricted Stock Purchase Agreement (the “Agreement”) to which it is attached.  Capitalized terms not defined herein shall have the same meaning as such terms are assigned under the Agreement.

1.          Release Based on Continued Employment. At each anniversary of the date of the Agreement, that percentage of the Acquired Shares set forth opposite such anniversary shall be released from the Company’s Repurchase Right and become Vested Shares, with any fractions rounded down except on the final installment.

1997 Stock Plan

Anniversary	Percentage

First	25%
Second	25%
Third	25%
Fourth	25%